                                                                    EXHIBIT 10.4


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of this 1st day of May, 1998 by and between Periscope Sportswear, Inc., a Delaware corporation, having a principal place of business at 1407 Broadway, Suite 620, New York, New York 10018 (hereinafter "Periscope") and Raymond Kuslansky having a principal place of residence at 2 Rene Drive, Marlboro, New Jersey 07746 (hereinafter "Employee") .

                                   WITNESSETH
                                   ----------

     WHEREAS, Periscope is a corporation primarily involved in the design, manufacture and sale of women's garments; and

     WHEREAS, Periscope has employed Employee in various executive capacities;

     WHEREAS, the parties hereto are desirous of entering into an agreement for Employee's continued employment pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties agree as follows:

     1.   Employment
          ----------

          Periscope hereby agrees to retain Employee as Vice President, Chief Financial Officer, Treasurer and Secretary under the terms and conditions set forth herein.

     2.   Term
          ----

          Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall be for five years and shall begin on the date first above written and shall terminate on April 30, 2003.
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     3.   Employee Representations
          ------------------------

          Employee agrees that during the term of this Agreement he will:

          (a) Perform all such reasonable and lawful duties as are normally consistent with his title and position;

          (b) Devote all his time and effort to the performance of his duties as Vice President, Treasurer and Secretary of Periscope;

          (c) Not be engaged either directly or indirectly, in any other business venture, employment or enterprise in competition with his services hereunder except that Employee may own stock of any publicly traded corporation;

          (d) Employee further represents that he is not aware of any matter or event which would restrict in any way his right to perform the services required of him hereunder. Specifically, Employee represents that he is not a party to any contract of employment with any prior employer which would prohibit him from performing the duties required hereunder. In the event Employee's employment is so restricted and/or any former employer brings suit challenging Employee's right to perform hereunder, Periscope retains the right to unilaterally terminate this Agreement and all obligations hereunder shall be deemed null and void unless Employee indemnifies Periscope, to Periscope's sole satisfaction, for all costs and liability for said actions by prior employers.

     4.   Compensation
          ------------

          Periscope agrees to pay Employee the following  compensation:

          (a) A base salary at the rate of $168,220.00 per annum, payable in equal weekly installments ("base salary") subject to any and all Federal, State or local withholding tax requirements as required by law;

                                       2
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          (b) Periscope shall further reimburse Employee for any and all expenses incurred by him in conjunction and in furtherance of his employment.

          (c) Periscope shall directly pay Employee's automobile related expenses e.g. lease payments, loan payments, liability insurance, maintenance, repair and parking. The monthly lease and/or loan payment assumed hereunder shall not exceed $1,000.00 per month. All other automobile related expenses shall be in the amount realized without limit.

          (d) Periscope shall, in its sole and subjective discretion, reserves the right to further compensate Employee by way of bonus at the end of each calendar year hereunder.

     5.   Severance
          ---------

     In the event Employee's employment is terminated, either voluntarily or involuntarily during the course of or subsequent to the expiration of this Agreement, Employee shall be entitled to two weeks severance pay at his base salary rate for every year employed by Periscope since the commencement of his employment. This severance compensation will be paid in one lump sum payment within thirty (30) days of any termination.

     6.   Benefits
          --------

          Employee shall be entitled to the normal group health, medical and pension insurance and other benefits and bonuses (if any) generally available to executive employees of Periscope.

     7.   Death of Employee
          -----------------

          In the event of Employee's death during the term, this Agreement shall terminate immediately and Employee's legal representative shall be entitled to receive the base salary due Employee through the last day of the calendar month next following the date of his death shall have occurred.

                                       3
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     8.   Termination for Cause
          ---------------------

          If the Employee is convicted of a felony, or any crime involving Periscope (other than in furtherance of Periscope's business or pursuant to actions taken at the direction or with the approval of the Company's Board of Directors) Periscope may terminate the Employee's employment hereunder at any time within thirty (30) days of the occurrence of said event, by written notice to the Employee. Except as otherwise provided herein, the Employee shall have no right to receive any compensation or benefit hereunder on and after the effective date of the notice provided in the preceding sentence other than the salary and other benefits accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination.

     9.   Notices
          -------

          Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested to the residence in case of Employee and to Periscope's business address as hereinabove set forth or at such other addresses as the parties may designate in writing hereafter.

    10.   Waiver of Breach
          ----------------

          The waiver by Periscope of a breach or any provisions of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     11.  Assignment
          ---------

          In the event of any corporate restructure or sale of Periscope's assets or stock, this Agreement will be binding upon any purchaser and/or successor entity.

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     12.  Entire Agreement
          ----------------

          This instrument contains the entire Agreement of the parties. It may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any wavier, change, modification, extension or discharge is sought.

     13.  Interdependence of Provisions
          -----------------------------

          Each of the provisions and covenants contained herein shall be enforceable independently of every other provision and covenant of this Agreement and the invalidity or non enforceability of any provision or covenant shall not invalidate or render non enforceable any other provision or covenant contained herein. To the extent any provision herein is deemed nonenforceable by a reviewing Court, said Court shall have the power, in its discretion, to modify said provision to any degree necessary to make it enforceable. The foregoing shall not be deemed to limit any other rights that Periscope may elect to pursue.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                               PERISCOPE SPORTSWEAR, INC.

                               By: /s/ Glenn Sands
                                   -------------------------------
                               Glenn Sands


                               /s/ Raymond Kuslansky
                               ----------------------------------
                               Raymond Kuslansky

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